                                                                     Exhibit 4.4


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ACQUIRED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED MARCH 5, 1999, AMONG PREDICTIVE SYSTEMS, INC., GENERAL ATLANTIC PARTNERS 54, L.P., GAP COINVESTMENT PARTNERS II, L.P., AND THE STOCKHOLDERS NAMED THEREIN (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.


                  ---------------------------------------------

                            PREDICTIVE SYSTEMS, INC.
                             STOCK PURCHASE WARRANT

                  ---------------------------------------------


                  This certifies that, for good and valuable consideration, Predictive Systems, Inc., a Delaware corporation (the "Company"), grants to GAP Coinvestment Partners II, L.P., a Delaware limited partnership (the "Warrantholder"), the right to subscribe for and purchase from the Company such number of validly issued, fully paid and nonassessable shares of Common Stock (as defined herein) (the "Warrant Shares"), at the IPO Price (the "Exercise Price"), as determined in accordance with Section 1 below, subject to the terms, conditions and adjustments herein set forth.

                  This Warrant was issued in connection with the Stock and Warrant Purchase Agreement, dated March 5, 1999 (the "Stock and Warrant Purchase Agreement"), among the Company, General Atlantic Partners 54, L.P. ("GAP LP"), GAP Coinvestment Partners II, L.P. ("GAP Coinvestment"), and the other purchasers named therein, and is subject to the terms thereof. The Warrantholder is entitled to the rights and subject to the obligations contained in the Stock and Warrant Purchase Agreement, the Stockholders Agreement and in the Registration Rights Agreement, dated the date hereof, among the Company, GAP LP, GAP Coinvestment and the Stockholders named therein, in each case relating to this Warrant and the Warrant Shares.

                  1. WARRANT SHARES.

                           This Warrant shall be exercisable only during the
Exercise Period, and entitles the Warrantholder to purchase, in whole or in part, from the Company, at the Exercise Price, up to 2.583% of the total number of shares of Common Stock registered for sale pursuant to the final prospectus relating to the IPO (or as otherwise permitted by law).

                  2. EXERCISE OF WARRANT; PAYMENT OF TAXES.

                           2.1 EXERCISE OF WARRANT. Subject to the terms and
conditions set forth herein, this Warrant may be exercised, in whole or in part, by the War rantholder by:

                                    (a) the delivery of a duly executed Exercise
Form to the Company during the Exercise Period, and

                                    (b) the surrender of this Warrant and the
delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the Exercise Price in lawful money of the United States of America, at the closing of the IPO.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business at the closing of the IPO. Notwithstanding anything to the contrary set forth herein, the Warrantholder's obligation to pay the Exercise Price shall be conditioned upon the closing of the IPO; if, for any reason, the closing of the IPO does not occur within one hundred and twenty (120) days after the Warrantholder has delivered a duly executed Exercise Form, then the Warrantholder shall be entitled to withdraw its Exercise Form and deliver a new Exercise Form, with respect to any subsequent filing of a registration statement by the Company in preparation for the same IPO or a new public offering of Common Stock, without any prejudice to its rights hereunder.

                           2.2 WARRANT SHARES CERTIFICATE. A stock certificate
or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as soon as practicable after receipt of the Exercise Form by the Company and payment of the Exercise Price.

                           2.3 PAYMENT OF TAXES. The issuance of certificates
for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto.

                           2.4 LIMITATION ON NUMBER OF SHARES TO BE PURCHASED.
Notwithstanding anything in this Warrant to the contrary, the Warrantholder shall exercise this Warrant only for a number of shares that will not cause the aggregate percentage equity ownership of Warrantholder and its Affiliates in the Company after the IPO to exceed the aggregate percentage equity ownership of the Warrantholder and its Affiliates in the Company as of the date three months prior to the filing of a registration statement in connection with the IPO (as required by NASD Rule 2110(h)).

                  3. RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

                           3.1 This Warrant may not be offered, sold,
transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than an Affiliate of the Warrantholder without the prior written consent of the Company, which shall not be unreasonably withheld.

                           3.2 Except as otherwise permitted by this Section 3,
each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 4) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL (WHICH COUNSEL

         AND OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant without a legend if either (i) such Warrant has been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant, or (iii) such Warrant may be sold pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act.

                  4. RESERVATION AND REGISTRATION OF SHARES, ETC. The Company covenants and agrees as follows:

                                    (a) All Warrant Shares that are issued upon
the exercise of this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

                                    (b) The Company shall, from the time when
the number of Warrant Shares is ascertained, have authorized and reserved, and shall keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

                                    (c) The Company shall not, by amendment of
its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

                  5. LOSS OR DESTRUCTION OF WARRANT. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

                  6. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.


                  7. AMENDMENTS. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

                  8. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "AFFILIATE" has the meaning specified in the Stock and Warrant Purchase Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized by law to close.

                  "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation, substantially in the form attached to the Stock and Warrant Purchase Agreement as EXHIBIT A-1.

                  "CLOSING DATE" means the closing date of an Initial Public Offering.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

                  "COMPANY" has the meaning specified on the cover of this Warrant.

                  "EXERCISE FORM" means an Exercise Form in the form annexed hereto as Exhibit A.

                  "EXERCISE PERIOD" means the period commencing immediately upon the first filing of the Company's registration statement on Form S-1 (or successor form then in effect) with respect to the IPO, upon which date the Company shall provide notice to the Warrantholder of such filing and the commencement of the Exercise Period, and ending upon the date twenty (20) Business Days thereafter.

                  "EXERCISE PRICE" has the meaning specified on the cover of this Warrant.

                  "GAP COINVESTMENT" has the meaning specified on the cover of this Warrant.

                  "GAP LP" has the meaning specified on the cover of this Warrant.

                  "IPO" means the Company's first underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act (i) resulting in aggregate net proceeds (after expenses and underwriting commissions and discounts) to the Company and any selling stockholders of at least $30,000,000, and (ii) with an offering price per share of at least twice the then applicable Conversion Price (as such term is defined in the Certificate of Incorporation).

                  "IPO PRICE" means the final price per share at which shares of Common Stock are offered for sale to the public in the IPO as set forth in the final prospectus relating to the IPO.

                  "NASD RULES" means the rules of the National Association of Securities Dealers, Inc.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, substantially in the form attached to the Stock and Warrant Purchase Agreement as EXHIBIT C.

                  "SECURITIES ACT" has the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the United States Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall be deemed to include a reference to the comparable section, if any, of any such similar Federal statute.

                  "STOCK AND WARRANT PURCHASE AGREEMENT" has the meaning specified on the cover of this Warrant.

                  "STOCKHOLDERS AGREEMENT" has the meaning specified on the cover of this Warrant.

                  "WARRANTHOLDER" has the meaning specified on the cover of this Warrant.

                  "WARRANT SHARES" has the meaning specified on the cover of this Warrant.


                  9. MISCELLANEOUS.

                           9.1 ENTIRE AGREEMENT. This Warrant constitutes the
entire agreement between the Company and the Warrantholder with respect to the Warrants.

                           9.2 BINDING EFFECT; BENEFITS. This Warrant shall
inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                           9.3 SECTION AND OTHER HEADINGS. The section and other
headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                           9.4 NOTICES. All notices, demands and other
communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                           (a) if to the Warrantholder:

                               c/o General Atlantic Service Corporation
                               3 Pickwick Plaza
                               Greenwich, Connecticut 06830
                               Telecopy: (203) 622-8818
                               Attention: Peter L. Bloom
                                          Mark J. Lotke
                               with a copy to:

                               Paul, Weiss, Rifkind, Wharton & Garrison
                               1285 Avenue of the Americas
                               New York, New York 10019-6064
                               Telecopy: (212) 757-3990
                               Attention: Matthew Nimetz, Esq.

                           (b) if to the Company:

                               Predictive Systems, Inc.
                               145 Hudson Street, 6th Floor
                               New York, NY 10013
                               Telecopy: (212) 219-2499
                               Attention: Ronald Pettengill
                                          Robert Belau

                               with a copy to:

                               Brobeck, Phleger & Harrison LLP
                               1633 Broadway, 47th Floor
                               New York, NY 10019
                               Telecopy: (212) 586-7878
                               Attention: Alexander D. Lynch, Esq.

                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9.4 designate another address or Person for receipt of notices hereunder.

                           9.5 SEVERABILITY. Any term or provision of this
Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                           9.6 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

                                                                           9
THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES
THEREOF.

                           9.7 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing
contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                        PREDICTIVE SYSTEMS, INC.



                                        By: /s/ Ronald Pettengill
                                           ------------------------------------
                                           Name: Ronald Pettengill
                                           Title: Chief Executive Officer


Dated:  March 5, 1999

                                                                       EXHIBIT A



                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase [ ]%1/ of the total number of shares of Common Stock to be registered for sale pursuant to the final prospectus relating to the IPO and herewith agrees to tender payment for such shares to the order of Predictive Systems, Inc. in accordance with the terms of this Warrant. [The undersigned requests that a certificate for such shares be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.]

                  The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).



Dated:
      --------------------------


                                    Signature
                                              ---------------------------------

                                              ---------------------------------
                                                       (Print Name)

                                              ---------------------------------
                                                      (Street Address)

                                              ---------------------------------
                                                (City)      (State)   (Zip Code)


Signed in the presence of:



---------------------------------


-----------------------------
1/       [up to 2.583%.]